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                                                                   Exhibit 10.13

                         INVESTMENT COUNSEL AGREEMENT



Northeast Investment Management, Inc.
Room 1020
50 Congress Street
Boston, MA 02109

     Re:   AMERINST INVESTMENT COMPANY, LTD.

Gentlemen:

     The undersigned hereby retains you as investment counsel and shall submit to you such detailed information as you may require with respect to the investment of the above account.

     You will maintain the strictest confidence with regard to this account, and the undersigned agrees to treat all investment advice and information that you provide as confidential and for the exclusive use and benefit of this account.

     You are to have full discretion as to all investment decisions and are authorized to give instructions, including the placement of brokerage orders, to the custodian of the account, Northeast Partners, with respect to the purchase, sale, exchange and delivery of securities for the account and disbursements relating thereto. You are not authorized to direct delivery or payment to yourself, except that, for your services, you are hereby authorized to instruct said custodian to pay to yourself from the principal and/or income of the account, quarterly in arrears, regular fees at the annual rates indicated below, based on the market value of the account, including cash or its equivalent held for investment, as appraised and determined by you as of each quarterly appraisal.

     You will not be liable for any error of judgment with respect to your investment decisions or for any other act or omission provided you act in good faith and exercise due care, and the undersigned will hold you harmless from any loss or liability incurred by reason of action taken by you after the death or incapacity of the undersigned, but before you have received notice of any such death or incapacity; provided, however, that the foregoing shall not constitute a waiver of any rights the undersigned may have under any federal or state securities laws.
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     This agreement and power of attorney shall continue until canceled by either party by thirty (30) days' written notice to the other at the respective addresses set forth herein.

     Any assignment by you of this agreement and power of attorney (as defined in the federal Investment Advisers Act of 1940) shall terminate this agreement unless the undersigned shall expressly consent thereto.

                                 ANNUAL FEE RATES

              .55% of market value, billable on a quarterly basis

     Receipt of Part II of your registration statement on Form ADV, as amended, pursuant to Rule 204-3 of the Investment Advisers Act, 48 hours prior to the date hereof, is hereby acknowledged.

     This agreement shall be construed under and governed by the laws of the Commonwealth of Massachusetts.

                                    AmerInst Insurance Group, Ltd.
                                    P. O. Box HM 1838
                                    Hamilton  HMHX
                                    Bermuda

                                    /s/ Paul Bailie
                                    -------------------------------
                                    Paul Bailie, President


                                    /s/ Richard Lowther
                                    -------------------------------
                                    Richard Lowther, Vice-President


Accepted at Boston, Massachusetts

Date: August 1, 2000

NORTHEAST INVESTMENT MANAGEMENT, INC.


By:
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